SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 1, 1999 (March 31, 1999)

                           NEXTEL COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


 Delaware                      0-19656                         363939651
(State of                    (Commission                      (IRS Employer
Incorporation)                File Number)                   Identification No.)

 1505 Farm Credit Drive
 McLean, Virginia                                              22102
(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code:  (703) 394-3000

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ITEM 5.  OTHER EVENTS.

                              RECENT DEVELOPMENTS

     Sale of Nextband Interest

     Nextel Communications, Inc. (the "Company") announced that on March 31, 1999 its wholly owned subsidiary, Nextel Spectrum Acquisition Corp.("NSAC"), entered into definitive agreements with NextLink Communications, Inc. ("NextLink"), setting forth the terms and conditions on which NSAC agreed to sell and NextLink agreed to purchase NSAC's entire 50% interest in NEXTBAND Communications, L.L.C. ("NEXTBAND"). NEXTBAND is the entity jointly formed and owned by NSAC and NextLink to bid in the auction of Local Multipoint Distribution Sysyem ("LMDS") spectrum licenses conducted in 1998 by the Federal Communications Commission ("FCC"). In such auction, NEXTBAND was awarded LMDS licenses in 42 markets covering about 96 million people throughout the United States for an aggregate bid price of about $134 million, of which NSAC paid to the FCC its full 50% share, or about $67 million, in 1998.

     The purchase price for NSAC's 50% interest in NEXTBAND will be $137.7 million, of which a minimum of $68.85 million will be paid in cash. NextLink may elect to pay the balance of the purchase price in either shares of NextLink common stock or in cash, subject to certain obligations to make a portion of such payments in cash from the net proceeds of certain sales of equity for the account of NextLink (if any). Any shares of NextLink common stock issued in payment of any portion of the purchase price will be unregistered, but will be subject to certain rights to future registration. The transaction remains subject to the receipt of necessary regulatory approvals and to customary closing conditions. The Company expects that the transaction will be scheduled for a closing during the second quarter of 1999.

     The NEXTBAND Interests Purchase Agreement by and between NSAC and NextLink, dated as of March 31, 1999 (with the form of Registration Rights Agreement attached as an exhibit thereto), is filed as Exhibit 10.1 to this Current Report on Form 8-K. All descriptions of the transaction and the related definitive agreements set forth above are qualified in their entirety by reference to
Exhibit 10.1 hereto, which is hereby incorporated by reference.

ITEM 7.  EXHIBITS.

         Exhibit
         Number   Exhibit

10.1 Nextband Interests Purchase Agreement, dated as of March 31, 1999, by and between Nextel Spectrum Acquisition Corp. and NextLink Communications, Inc. (with Exhibit A Registration Rights Agreement)


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEXTEL COMMUNICATIONS, INC.




                                       By: /s/Thomas J. Sidman
                                           THOMAS J. SIDMAN
                                           Vice President and General Counsel
April 1, 1999

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                               INDEX TO EXHIBITS

 Exhibit
 Number   Exhibit

10.1 Nextband Interests Purchase Agreement, dated as of March 31, 1999, by and between Nextel Spectrum Acquisition Corp. and NextLink Communications, Inc. (with Exhibit A Registration Rights Agreement)